INSTALLED BUILDING PRODUCTS REPORTS
RECORD FOURTH QUARTER AND FISCAL YEAR 2023 RESULTS

Columbus, Ohio, February 22, 2024, Installed Building Products, Inc. (the "Company" or "IBP") (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced results for the fourth quarter ended December 31, 2023.
Fourth Quarter 2023 Highlights (Comparisons are to Prior Year Period)
•Net revenue increased 5.0% to a record $720.7 million
◦Installation revenue increased 4.5% to $669.8 million, as multi-family and commercial sales growth, including sales from IBP's recent acquisitions, offset softer single-family sales
◦Other revenue, which includes IBP’s manufacturing and distribution operations, increased 12.0% to $50.9 million
•Net income was $64.9 million, or $2.29 per diluted share
•Adjusted EBITDA* increased to $128.3 million
•Adjusted net income* increased to $77.3 million
•Adjusted net income per diluted share* increased 11.9% to $2.72
•At December 31, 2023, IBP had $386.5 million in cash and cash equivalents
•Declared fourth quarter dividend of $0.33 per share which was paid to shareholders on December 31, 2023
•Repurchased 42,486 shares of IBP's common stock at an average price of $147.58 per share
Recent Developments
•IBP’s Board of Directors declared the 2024 first quarter regular cash dividend of $0.35 per share, representing a 6% increase to the Company's regular dividend
•IBP’s Board of Directors also declared an annual variable dividend of $1.60 per share, an increase of $0.70 per share over last year’s variable dividend
•IBP's Board of Directors authorized a new stock repurchase program that allows for the repurchase of up to $300 million of IBP's outstanding common stock
“IBP improved both sales and profitability in the fourth quarter, helping the Company achieve another year of record financial results including record revenue, net income, and adjusted EBITDA. I am proud of IBP’s performance in 2023, as healthy sales in our multi-family and commercial end-markets offset softer single-family sales throughout the year. In addition, teams across our markets worked efficiently and optimized the value we provide to each completed job. This effort drove record annual net profit and adjusted EBITDA margins in 2023. The talent and commitment of our employees, the strength of our business model, and the value we provide our residential and commercial customers enabled the Company to, once again, reach new heights in 2023,” stated Jeff Edwards, Chairman and Chief Executive Officer.
Mr. Edwards continued, “During 2023, we invested approximately $60 million in our acquisition strategy, while returning nearly $70 million to shareholders through dividends and share repurchases. We finished the year with a strong liquidity position and $387 million in cash on our balance sheet. As we continue to grow, we expect more capital will be returned to shareholders and the top priority within our capital allocation strategy remains pursuing accretive acquisitions. I am pleased to report that during the 2024 first quarter, our Board of Directors increased our regular quarterly cash dividend by 6% to $0.35 per share and declared an annual variable dividend of $1.60 per share, representing a $0.70 per share increase over last year’s variable dividend.”

“As we look ahead, we believe new residential housing construction activity will remain resilient in 2024 as stable employment and limited existing home inventory levels will continue to support building construction and demand for our services. We believe 2024 will be another good year for IBP,” concluded Mr. Edwards.
Acquisition Update
IBP continues to prioritize profitable growth through its proven strategy of acquiring well-run installers of insulation and complementary building products. During 2023, IBP completed eight acquisitions representing approximately $75 million of annual revenue. For 2024, IBP expects to acquire at least $100 million of annual revenue.
During the 2023 fourth quarter, IBP completed the following acquisitions:
•In October 2023, IBP acquired Interstate Spray Foam, LLC, a North Dakota-based installer of fiberglass and spray foam insulation with multi-family, residential and commercial customers and annual revenue of approximately $2 million.
•In December 2023, IBP acquired Combee Insulation of Florida, LLC, a Florida-based installer of a diverse mix of building products including, fiberglass insulation, spray foam insulation, and garage doors, primarily into new residential construction projects with annual revenue of approximately $16.5 million.
2024 First Quarter Regular Cash Dividend and 2024 Annual Variable Dividend
IBP’s Board of Directors has approved the Company’s quarterly cash dividend of $0.35 per share, payable on March 31, 2024, to stockholders of record on March 15, 2024. In addition, IBP’s Board of Directors has approved the Company’s annual variable cash dividend at $1.60 per share, which will also be payable on March 31, 2024, to stockholders of record on March 15, 2024.
Share Repurchases
During the three months ended December 31, 2023, IBP repurchased approximately 42 thousand shares of its common stock at a total cost of $6.3 million, including commissions. At December 31, 2023, the Company had over $190 million available under its stock repurchase program. Additionally, IBP's Board of Directors authorized a new stock repurchase program that allows for the repurchase of up to $300 million of IBP's outstanding common stock. The new program replaces the previous program and is in effect through March 1, 2025.
Fourth Quarter 2023 Results Overview
For the fourth quarter of 2023, net revenue was $720.7 million, an increase of 5.0% from $686.5 million for the fourth quarter of 2022. On a consolidated same branch basis, net revenue improved 1.9% from the prior year quarter, as modest improvements in our total residential same branch sales growth was supported by higher growth in our commercial end market. Residential sales growth within the Company's Installation segment decreased 0.8% on a same branch basis in the quarter. A 6.7% decline in single-family same branch sales was offset by a 29.5% increase in multi-family same branch sales. According to the U.S. Census Bureau, the average number of single-family housing units under construction across the industry fell 12% from the prior year quarter while multi-family units were up 8% relative to last year. Commercial same branch sales improved 10.6% from the prior year quarter and total commercial sales increased 15.9%, which includes the Company's recent acquisitions.
Gross profit improved 13.0% to $245.7 million from $217.4 million in the prior year quarter. Gross profit and adjusted gross profit* as a percent of total revenue were both 34.1% up from 31.7% for the same period last year. Adjusted gross profit primarily adjusts for the Company’s share-based compensation expense.
Selling and administrative expense, as a percent of net revenue, was 19.1% compared to 15.3% in the prior year quarter. Adjusted selling and administrative expense*, as a percent of net revenue, was 18.3% compared to 16.7% in the prior year quarter.
Net income was $64.9 million, or $2.29 per diluted share, compared to $68.7 million, or $2.42 per diluted share in the prior year quarter. After reversing items not core to our ongoing business, adjusted EBITDA* was $128.3 million in the fourth quarter, an 11.2% increase from $115.4 million in the prior year quarter. Net profit margin for the fourth quarter was 9.0% compared to 10.0% in the prior year quarter and adjusted EBITDA margins* were 17.8% and 16.8%, respectively. Adjusted net income* was $77.3 million, or $2.72 per diluted share, compared to $69.1 million, or $2.43 per diluted share in the prior year quarter. Adjusted net income margin* for the fourth quarter was 10.7% compared to 10.1% in the prior year quarter. Adjusted net income accounts for the impact of non-core items in both periods, including an addback for non-cash amortization expense related to acquisitions.

Full Year 2023 Results Overview
For the year ended December 31, 2023, net revenue was a record $2.8 billion, an increase of 4.1% from $2.7 billion in 2022. On a consolidated same branch basis, net revenue improved 0.2% from the prior year, as a modest decline in our total residential same branch sales was offset by higher growth in our commercial end market. Residential sales growth within the Company's Installation segment decreased 2.3% on a same branch basis for 2023. A 9.0% decline in single-family same branch sales was offset by a 33.3% increase in multi-family same branch sales. Commercial same branch sales improved 11.5% from the prior year and total commercial sales increased 17.2%, which includes the Company's recent acquisitions.
Gross profit improved 12.4% to $930.7 million from $827.8 million in the prior year. Gross profit and adjusted gross profit* as a percent of total revenue were both 33.5%, up from 31.0% last year. Adjusted gross profit primarily adjusts for the Company’s share-based compensation expense.
Selling and administrative expense, as a percent of net revenue, was 18.6%, compared to 16.4% in the prior year. Adjusted selling and administrative expense*, as a percent of net revenue, was 18.0%, compared to 16.3% in the prior year.
Net income was $243.7 million, or $8.61 per diluted share, compared to $223.4 million, or $7.74 per diluted share in the prior year. Net profit margin was 8.8%, compared to 8.4% in the prior year. Adjusted net income* was $290.8 million, or $10.27 per diluted share, compared to $258.3 million, or $8.95 per diluted share in the prior year quarter. Adjusted net income margin* for year ended December 31, 2023 was 10.5% compared to 9.7% in the prior year. Adjusted net income accounts for the impact of non-core items in both periods, including an addback for non-cash amortization expense related to acquisitions.
For the full year of 2023, EBITDA* was $466.8 million, a 7.1% increase from $435.9 million in the prior year. After reversing items not core to our ongoing business, adjusted EBITDA* was $485.9 million for the year ended December 31, 2023, a 10.6% increase from $439.2 million in the prior year, representing adjusted EBITDA margins* of 17.5% and 16.5%, respectively.
Net cash provided by operating activities was $340.2 million, compared to $277.9 million in the prior year. The increase in cash from operating activities was largely driven by higher net income and changes in working capital for the full year ended December 31, 2023.
Conference Call and Webcast
The Company will host a conference call and webcast on February 22, 2024 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-0792 (domestic) or 201-689-8263 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through March 22, 2024, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13742966.
About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 250 branch locations.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, our operations, industry and economic conditions, our financial and business model, payment of dividends, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions and the expected amount of acquired revenue, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions; increases in mortgage interest rates and rising home prices; inflation and interest rates; the material price and supply environment; the timing of increases in our selling prices; the risk that the Company may reduce, suspend or eliminate dividend payments in the future; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. In addition, any future declaration of dividends will be subject to the final determination of our Board of Directors. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.
*Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.
Additional Information - Stock Repurchase Program
Under the repurchase program, the Company may purchase shares of its common stock through open market transactions, accelerated share repurchase transactions, privately negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The timing and amount of any repurchases under this program will be determined by the Company’s management at its discretion based on a variety of factors, including the market price of our common stock, corporate considerations, general market and economic conditions, and legal requirements. The program may be modified, discontinued or suspended at any time or from time to time. The Company anticipates funding for this program to come from available corporate funds, including cash on hand and future cash flow.

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited, in millions, except share and per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Net revenue	$720.7	$686.5	$2,778.6	$2,669.8
Cost of sales	475.0	469.1	1,847.9	1,842.0
Gross profit	245.7	217.4	930.7	827.8
Operating expenses
Selling	34.3	32.8	131.8	119.0
Administrative	103.0	87.2	385.3	335.7
Gains on acquisition earnouts	—	(15.1)	—	(16.1)
Amortization	10.8	10.0	44.5	43.8
Operating income	97.6	102.5	369.1	345.4
Other expense, net
Interest expense, net	7.8	9.9	37.0	41.6
Other (income) expense	(0.5)	(0.1)	(1.0)	0.5
Income before income taxes	90.3	92.7	333.1	303.3
Income tax provision	25.4	24.0	89.4	79.9
Net income	$64.9	$68.7	$243.7	$223.4
Other comprehensive (loss) income, net of tax:
Net change on cash flow hedges, net of tax benefit (provision) of $4.1 and $0.8 for the three months ended December 31, 2023 and 2022, respectively, and $2.5 and $(14.4) for the twelve months ended December 31, 2023 and 2022, respectively	(11.4)	(1.8)	(6.9)	40.8
Comprehensive income	$53.5	$66.9	$236.8	$264.2
Earnings Per Share:
Basic	$2.30	$2.43	$8.65	$7.78
Diluted	$2.29	$2.42	$8.61	$7.74
Weighted average shares outstanding:
Basic	28,190,317	28,282,922	28,161,583	28,708,166
Diluted	28,353,334	28,420,902	28,306,313	28,869,501

Cash dividends declared per share	$0.33	$0.32	$2.22	$2.16

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except share and per share amounts)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$386.5	$229.6
Accounts receivable (less allowance for credit losses of $11.2 and $9.5 at December 31, 2023 and 2022, respectively)	423.3	397.2
Inventories	162.8	176.6
Prepaid expenses and other current assets	97.4	81.0
Total current assets	1,070.0	884.4
Property and equipment, net	137.2	118.8
Operating lease right-of-use assets	78.1	76.2
Goodwill	398.8	373.6
Customer relationships, net	179.6	192.3
Other intangibles, net	89.1	91.1
Other non-current assets	28.5	42.5
Total assets	$1,981.3	$1,778.9
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Current maturities of long-term debt	$32.2	$31.0
Current maturities of operating lease obligations	28.3	26.1
Current maturities of finance lease obligations	2.7	2.5
Accounts payable	158.6	149.2
Accrued compensation	59.6	51.6
Other current liabilities	65.0	67.7
Total current liabilities	346.4	328.1
Long-term debt	835.1	830.2
Operating lease obligations	49.9	49.8
Finance lease obligations	6.6	6.4
Deferred income taxes	24.5	28.4
Other long-term liabilities	48.5	42.5
Total liabilities	1,311.0	1,285.4
Commitments and contingencies (Note 17)
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at December 31, 2023 and 2022, respectively	—	—
Common stock; $0.01 par value: 100,000,000 authorized, 33,587,701 and 33,429,557 issued and 28,367,338 and 28,306,482 shares outstanding at December 31, 2023 and 2022, respectively	0.3	0.3
Additional paid in capital	244.7	228.8
Retained earnings	693.8	513.1
Treasury stock; at cost: 5,220,363 and 5,123,075 shares at December 31, 2023 and 2022, respectively	(302.2)	(289.3)
Accumulated other comprehensive income	33.7	40.6
Total stockholders’ equity	670.3	493.5
Total liabilities and stockholders’ equity	$1,981.3	$1,778.9

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Twelve months ended December 31,
	2023	2022
Cash flows from operating activities
Net income	$243.7	$223.4
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	52.2	47.3
Amortization of operating lease right-of-use assets	29.0	26.6
Amortization of intangibles	44.5	43.8
Amortization of deferred financing costs and debt discount	1.9	1.9
Provision for credit losses	6.3	4.1
Write-off of debt issuance costs	0.9	—
Gain on sale of property and equipment	(1.9)	(1.4)
Noncash stock compensation	15.9	13.8
Gains on acquisition earnouts	—	(16.1)
Deferred income taxes	0.5	7.1
Other, net	(12.2)	(0.1)
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(25.1)	(76.5)
Inventories	16.5	(16.5)
Proceeds from termination of interest rate swap agreements	—	25.5
Other assets	(11.0)	(2.6)
Accounts payable	5.1	9.6
Income taxes receivable/payable	(5.7)	3.2
Other liabilities	(20.4)	(15.2)
Net cash provided by operating activities	340.2	277.9
Cash flows from investing activities
Purchases of investments	—	(344.4)
Maturities of short term investments	—	345.0
Purchases of property and equipment	(61.6)	(45.6)
Acquisitions of businesses, net of cash acquired of $0 and $0.5 in 2023 and 2022, respectively	(59.6)	(113.5)
Proceeds from sale of property and equipment	2.7	2.0
Settlements with interest rate swap counterparties	16.7	4.0
Other, net	(1.6)	(6.2)
Net cash used in investing activities	$(103.4)	$(158.7)

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(unaudited, in millions)

	Twelve months ended December 31,
	2023	2022
Cash flows from financing activities
Payments on Term Loan	$(5.0)	$(5.0)
Proceeds from vehicle and equipment notes payable	38.7	30.9
Debt issuance costs	(0.5)	(0.6)
Principal payments on long-term debt	(29.5)	(30.2)
Principal payments on finance lease obligations	(2.9)	(2.3)
Dividends paid	(63.1)	(62.7)
Acquisition-related obligations	(4.7)	(11.1)
Repurchase of common stock	(6.3)	(137.6)
Surrender of common stock awards by employees	(6.6)	(4.5)
Net cash used in financing activities	(79.9)	(223.1)
Net change in cash and cash equivalents	156.9	(103.9)
Cash and cash equivalents at beginning of period	229.6	333.5
Cash and cash equivalents at end of period	$386.5	$229.6
Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$42.5	$40.3
Income taxes, net of refunds	92.5	69.1
Supplemental disclosure of noncash activities
Right-of-use assets obtained in exchange for operating lease obligations	$30.7	$32.7
Release of indemnification of acquisition-related debt	—	1.0
Property and equipment obtained in exchange for finance lease obligations	3.3	6.2
Seller obligations in connection with acquisition of businesses	9.3	27.0
Unpaid purchases of property and equipment included in accounts payable	3.1	0.9

INSTALLED BUILDING PRODUCTS, INC.
SEGMENT INFORMATION
(unaudited, in millions)

Information on Segments
Our Company has three operating segments consisting of Installation, Distribution and Manufacturing. The Other category reported below reflects the operations of our Distribution and Manufacturing operating segments.

	Three months ended December 31, 2023				Twelve months ended December 31, 2023
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Revenue	$669.8	$53.6	$(2.6)	$720.7	$2,605.6	$182.0	$(9.0)	$2,778.6
Cost of sales (1)	426.2	38.0	(1.9)	462.3	1,674.7	130.7	(6.7)	1,798.7
Segment gross profit	$243.6	$15.6	$(0.8)	$258.4	$930.9	$51.3	$(2.3)	$979.9
Segment gross profit percentage	36.4%	29.1%	29.8%	35.9%	35.7%	28.2%	25.6%	35.3%

	Three months ended December 31, 2022				Twelve months ended December 31, 2022
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Revenue	$641.0	$47.7	$(2.2)	$686.5	$2,513.6	$162.4	$(6.2)	$2,669.8
Cost of sales (1)	423.2	36.2	(1.7)	$457.7	1,678.8	123.7	(4.9)	1,797.6
Segment gross profit	$217.8	$11.5	$(0.5)	$228.8	$834.8	$38.7	$(1.3)	$872.2
Segment gross profit percentage	34.0%	24.1%	22.7%	33.3%	33.2%	23.8%	21.5%	32.7%
(1)    Cost of sales included in segment gross profit is exclusive of depreciation and amortization for the three and twelve months ended December 31, 2023 and 2022.
The reconciliation between consolidated segment gross profit for each period as shown in the tables above to consolidated income before income taxes as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Segment gross profit - consolidated	$258.4	$228.8	$979.9	$872.2
Depreciation and amortization (1)	12.7	11.4	49.2	44.4
Gross profit, as reported	245.7	217.4	930.7	827.8
Operating expenses	148.2	114.9	561.6	482.4
Operating income	97.6	102.5	369.1	345.4
Other expense, net	7.3	9.8	36.0	42.1
Income before income taxes	$90.3	$92.7	$333.1	$303.3
(1)    Depreciation and amortization is excluded from segment gross profit for the three and twelve months ended December 31, 2023 and 2022.

INSTALLED BUILDING PRODUCTS, INC.
REVENUE BY END MARKET
(unaudited, in millions)

	Three months ended December 31,				Twelve months ended December 31,
	2023		2022		2023		2022
Installation:
Residential new construction	$510.5	71%	$500.0	73%	$1,999.4	72%	$1,980.3	74%
Repair and remodel	44.6	6%	42.0	6%	159.0	6%	151.8	6%
Commercial	114.7	16%	99.0	14%	447.2	16%	381.5	14%
Net revenues - Installation	669.8	93%	641.0	93%	$2,605.6	94%	$2,513.6	94%
Other	$50.9	7%	45.5	7%	173.0	6%	156.3	6%
Net revenue, as reported	$720.7	100%	$686.5	100%	$2,778.6	100%	$2,669.8	100%

Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting GAAP net income, EBITDA, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.
We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.
Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.
We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED NET INCOME CALCULATIONS
(unaudited, in millions, except share and per share amounts)
The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.
Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended December 31,		Twelve months ended December 30,
	2023	2022	2023	2022
Net income, as reported	$64.9	$68.7	$243.7	$223.4
Adjustments for adjusted net income
Shared base compensation expense	5.3	3.5	15.9	13.8
Acquisition related expenses	0.6	0.7	1.9	3.0
Gain on earnout	—	(15.1)	—	(16.1)
COVID-19 expenses	—	—	—	0.3
Gain on sale of assets	—	—	—	—
Amortization expense	10.8	10.0	44.5	43.8
Legal Reserve	—	1.5	1.3	2.3
Tax impact of adjusted items at a normalized tax rate	(4.3)	(0.2)	(16.5)	(12.2)
Adjusted net income	$77.3	$69.1	$290.8	$258.3
Weighted average shares outstanding (diluted)	28,353,334	28,420,902	28,306,313	28,869,501
Diluted net income per share, as reported	$2.29	$2.42	$8.61	$7.74
Adjustments for adjusted net income, net of tax impact, per diluted share	0.43	0.01	1.66	1.21
Diluted adjusted net income per share	$2.72	$2.43	$10.27	$8.95

Net profit margin	9.0%	10.0%	8.8%	8.4%
Adjusted net profit margin	10.7%	10.1%	10.5%	9.7%

(1)    Addback of employee pay, employee medical expenses, and legal fees directly attributable to COVID-19.
(2)    Addback of all non-cash amortization resulting from business combinations.
(3)     Normalized effective tax rate of 26.0% applied to periods presented.
(4)     Includes adjustments related to the items noted above, net of tax.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED GROSS PROFIT CALCULATIONS
(unaudited, in millions)

The table below reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, gross profit, for the periods presented therein.

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Gross profit	$245.7	$217.4	$930.7	$827.8
Share based compensation expense	0.2	0.2	0.9	0.6
Adjusted gross profit	$245.9	$217.6	$931.6	$828.4

Gross profit margin	34.1%	31.7%	33.5%	31.0%
Adjusted gross profit margin	34.1%	31.7%	33.5%	31.0%
(1)     Addback of employee pay and employee medical expenses directly attributable to COVID-19.

The table below reconciles Adjusted Selling and Administrative to the most directly comparable GAAP financial measure, selling and administrative, for the periods presented therein.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS
(unaudited, in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Selling expense	$34.3	$32.8	$131.8	$119.0
Administrative expense	103.0	87.2	385.3	335.7
Gains on acquisition earnout	—	(15.1)	—	(16.1)
Selling and administrative, as reported	137.3	104.9	517.1	438.6
Share based compensation expense	5.0	3.4	15.0	13.2
Acquisition related expense	0.6	0.7	1.9	3.0
Gains on acquisition earnout	—	(15.1)	—	(16.1)
COVID-19 expenses(1)	—	—	—	0.3
Legal reserve	—	1.5	1.3	2.3
Adjusted selling and administrative	$131.7	$114.4	$498.9	$435.9

Selling and administrative - % Net revenue	19.1%	15.3%	18.6%	16.4%
Adjusted selling and administrative - % Net revenue	18.3%	16.7%	18.0%	16.3%
(1)    Addback of employee pay and employee medical expenses directly attributable to COVID-19.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA AND ADJUSTED EBITDA CALCULATIONS
(unaudited, in millions)

The table below reconciles EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Net income, as reported	$64.9	$68.7	$243.7	$223.4
Interest expense	7.8	9.9	37.0	41.6
Provision for income tax	25.4	24.0	89.4	79.9
Depreciation and amortization	24.3	22.2	96.7	91.0
EBITDA	122.4	124.8	466.8	435.9
Acquisition related expenses	0.6	0.7	1.9	3.0
Gains on acquisition earnout	—	(15.1)	—	(16.1)
Share based compensation expense	5.3	3.5	15.9	13.8
COVID-19 expenses(1)	—	—	—	0.3
Legal reserve	—	1.5	1.3	2.3
Adjusted EBITDA	$128.3	$115.4	$485.9	$439.2

Net profit margin	9.0%	10.0%	8.8%	8.4%
EBITDA margin	17.0%	18.2%	16.8%	16.3%
Adjusted EBITDA margin	17.8%	16.8%	17.5%	16.5%

(1) Addback of employee pay and employee medical expenses, and legal fees directly attributable to COVID-19.

INSTALLED BUILDING PRODUCTS, INC.
SUPPLEMENTARY TABLE
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Period-over-period Growth
Consolidated Sales Growth	5.0%	28.6%	4.1%	35.6%
Consolidated Same Branch Sales Growth	1.9%	20.2%	0.2%	24.6%

Installation
Sales Growth	4.5%	22.7%	3.7%	29.5%
Same Branch Sales Growth	1.2%	20.0%	(0.1)%	24.5%

Single-Family Sales Growth	(3.6)%	20.8%	(5.4)%	33.5%
Single-Family Same Branch Sales Growth	(6.7)%	18.3%	(9.0)%	28.9%

Multi-Family Sales Growth	31.1%	38.0%	35.0%	31.8%
Multi-Family Same Branch Sales Growth	29.5%	37.3%	33.3%	31.0%

Residential Sales Growth	2.1%	23.3%	1.0%	33.2%
Residential Same Branch Sales Growth	(0.8)%	21.1%	(2.3)%	29.2%

Commercial Sales Growth (1)	15.9%	17.6%	17.2%	15.2%
Commercial Same Branch Sales Growth	10.6%	13.2%	11.5%	6.6%

Other (2)
Sales Growth	12.2%	292.9%	12.1%	453.8%
Same Branch Sales Growth	12.2%	38.3%	6.7%	41.5%

Same Branch Sales Growth
Volume Growth (3)	(5.8)%	(1.3)%	(9.0)%	5.5%
Price/Mix Growth (3)	4.9%	24.3%	7.7%	23.0%

U.S. Housing Market (4)
Total Completions Growth	2.4%	7.3%	4.3%	3.7%
Single-Family Completions Growth	(2.3)%	5.7%	(2.2)%	5.7%
Multi-Family Completions Growth	15.8%	13.5%	22.1%	(1.3)%

(1)    Our commercial end market consists of heavy and light commercial projects.
(2)    Other business segment category includes our manufacturing and distribution businesses operating segments. As of 1Q22, Installation segment end market growth metrics exclude the manufacturing and distribution businesses. Our distribution businesses were acquired in December, 2021 and April, 2022.
(3)    The heavy commercial end market is excluded from these metrics given its much larger per-job revenue compared to our average job.
(4)    U.S. Census Bureau data, as revised.

INSTALLED BUILDING PRODUCTS, INC.
INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS
(unaudited, in millions)

Revenue Increase
	Three months ended December 31,				Twelve months ended December 31,
	2023	% Total	2022	% Total	2023	% Total	2022	% Total
Same Branch (1)	$13.1	38.2%	$107.6	70.4%	$6.6	6.1%	$484.1	69.0%
Acquired	21.2	61.8%	45.2	29.6%	102.2	93.9%	217.0	31.0%
Total	$34.3	100.0%	$152.8	100.0%	$108.8	100.0%	$701.1	100.0%

Adjusted EBITDA Margin Contributions
	Three months ended December 31,				Twelve months ended December 31,
	2023	% Margin	2022	% Margin	2023	% Margin	2022	% Margin
Same Branch (1)	$8.8	67.2%	$36.1	33.6%	$27.9	422.7%	$128.9	26.6%
Acquired	4.1	19.3%	4.5	10.0%	18.8	18.4%	24.9	11.5%
Total	$12.9	37.6%	$40.6	26.6%	$46.7	42.9%	$153.8	21.9%

(1)    Same branch adjusted EBITDA margin contribution percentage is a percentage of same branch revenue increase.

Source: Installed Building Products, Inc.

Contact Information:
Investor Relations:
614-221-9944
investorrelations@installed.net